Exhibit 99.1

Brightcove Announces Financial Results for First Quarter Fiscal Year 2023

BOSTON, MA (May 3, 2023) — Brightcove Inc. (Nasdaq: BCOV), the world’s most trusted streaming technology company, today announced financial results for the first quarter ended March 31, 2023.

“In the first quarter, we made important progress on our strategic initiatives and saw strength in our new business growth. This new business performance, including signing our largest ever new business deal with a leading global media company, helps demonstrate the long-term opportunity ahead for Brightcove. However, certain near-term revenue challenges, including lengthening sales cycles and lower overages and entitlement commitments, are driving the need for us to take meaningful steps to improve our cost structure to ensure we operate the business efficiently and achieve our full year profitability targets,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

DeBevoise added, “We believe the challenges we are facing are short-term and primarily impacted by recent economic uncertainty. We remain confident that our strategic plan, combined with these changes, will enable us to achieve our long-term financial goals.”

First Quarter 2023 Financial Highlights:

•

Revenue for the first quarter of 2023 was $49.1 million, a decrease of 8% compared to $53.4 million for the first quarter of 2022. Subscription and support revenue was $47.1 million, a decrease of 9% compared to $51.6 million for the first quarter of 2022.

•

Gross profit for the first quarter of 2023 was $28.8 million, representing a gross margin of 59%, compared to a gross profit of $34.4 million, representing a gross margin of 64% for the first quarter of 2022. Non-GAAP gross profit for the first quarter of 2023 was $29.6 million, representing a non-GAAP gross margin of 60%, compared to a non-GAAP gross profit of $35.0 million, representing a non-GAAP gross margin of 66% for the first quarter of 2022. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $10.7 million for the first quarter of 2023, compared to loss from operations of $2.0 million for the first quarter of 2022. Non-GAAP operating loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related and restructuring expenses and other (benefit) expense, was $5.6 million for the first quarter of 2023, compared to non-GAAP operating income of $3.8 million during the first quarter of 2022.

•

Net loss was $11.7 million, or a loss of $0.28 per diluted share, for the first quarter of 2023. This compares to a net loss of $1.6 million, or $0.04 per diluted share, for the first quarter of 2022. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related and restructuring expenses and other (benefit) expense, was $6.6 million for the first quarter of 2023, or a loss of $0.15 per diluted share, compared to non-GAAP net income of $4.2 million for the first quarter of 2022, or $0.10 per diluted share.

•

Adjusted EBITDA was negative $2.7 million for the first quarter of 2023, compared to adjusted EBITDA of $5.1 million for the first quarter of 2022. Adjusted EBITDA excludes stock-based compensation expense, merger-related and restructuring expenses, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow used by operations was $12.6 million for the first quarter of 2023, compared to cash flow used by operations of $690,000 for the first quarter of 2022.

•

Free cash flow was negative $17.5 million after the company invested $4.9 million in capital expenditures and capitalization of internal-use software during the first quarter of 2023. Free cash flow was negative $5.5 million for the first quarter of 2022.

•

Cash and cash equivalents were $12.5 million as of March 31, 2023 compared to $31.9 million on December 31, 2022. The low cash balance was driven by the collapse of Silicon Valley Bank (SVB) on March 10, 2023, which meaningfully delayed the timing of cash collections at the end of the quarter while we directed customers to make payments to another financial institution. As of May 3, 2023, the majority of this cash has already been collected.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights/Updates:

•

New business was a record-high in the first quarter, up 325% YoY, driven by the largest new business deal in our history. Excluding that deal, new business was up 35% YoY. Notable new customers signed in the first quarter include, A24 Films, Blackdoctor.org, Broadcom, Harvest Ministries, LeMaitre, One 31 and The Capra Project.

•

Notable customers who renewed or expanded their relationship with Brightcove during the first quarter include: American Academy of Orthopedic Surgeons, Audacy, BouncTV, Dell, Express Scripts, Forbes Media, Harley Davidson, Herbalife, Little League Baseball, Merck, Motorola Solutions, Nikon Instruments, Phillips Auctioneers, SkyWest Airlines, The 33rd Team and TVB USA.

•	Net revenue retention in the quarter was 94%, which compares to 94% in the fourth quarter of 2022 and 98% in the first quarter of 2022.

•	Recurring dollar retention rate was 88% in the first quarter of 2023, versus our historical target of the low to mid-90 percent range.

•

12-month Backlog (which we define as the aggregate amount of committed subscription revenue related to future performance obligations in the next 12 months) was $129.3 million. This represents a slight year-over-year increase over $128.7 million at the end of the first quarter of 2022. Total backlog was $181.3 million, a 14% increase year-over-year over $159.2 million at the end of the first quarter 2022. The strength in total backlog was driven by a higher percentage of multi-year bookings, including the large media win referenced earlier.

•

Average annual subscription revenue per premium customer was $89,400 in the first quarter of 2023, excluding starter customers who had average annualized revenue of $3,900 per customer. The average annual subscription revenue per premium customer compares to $96,500 in the first quarter of 2022.

•	Ended the first quarter of 2023 with 2,739 customers, of which 2,180 were premium.

•

Launched Brightcove Ad Monetization, a new advertising monetization service for media companies to generate additional revenue from their advertising strategy. Brightcove Ad Monetization helps media companies maximize measurable returns on advertising with actionable insights and supports the monetization of live and video-on-demand (VOD) content with improved yield optimization to fill unsold ad inventory and increase revenue.

•

Entered into a partnership with Frequency, a cloud-based video platform powering linear channel creation for content providers. As a leader in free ad-supported streaming TV (FAST) channel solutions, Frequency’s integration into Brightcove’s award-winning video platform allows customers to seamlessly create, launch and manage linear FAST channels to expand their reach and increase their revenue.

•	Launched Brightcove Communications Studio, our video-first solution purpose-built for HR and communications professionals.

•

Launched Enterprise-focused eCommerce integrations with Shopify, Salesforce Sales Cloud and Instagram that allow our customers to distribute and analyze video across each of these leading platforms to drive leads or revenue.

Business Outlook:

Based on information as of today, May 3, 2023, the Company is issuing the following business updates and financial guidance

Second Quarter 2023 Business Update:

•

On April 28, 2023, the Board of Directors of Brightcove authorized a restructuring that is designed to reduce operating costs, improve operating margins and focus on key growth and strategic priorities. The restructuring includes a reduction of the company’s workforce by approximately 10%. We expect the restructuring will result in over $10M of savings for 2023 and over $13M in savings on an annual run-rate basis. The Company estimates that it will incur charges of approximately $2.0 million related to employee severance costs and intends to exclude these charges from its non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share.

•

On May 1, 2023, Brightcove terminated its Sales Agreement with Cowen and Company LLC related to the ATM offering filed in conjunction with our 10K filing in February 2023. Brightcove previously announced that, in light of current market conditions, Brightcove did not intend to make sales under the ATM Program and suspended the ATM Program. Brightcove ultimately determined to exercise its option to terminate the Sales Agreement due to such conditions. Through the Termination Date, Brightcove made no sales under the ATM Program.

Second Quarter 2023 Guidance:

•	Revenue is expected to be in the range of $50.0 million to $51.0 million, including approximately $2.1 million of professional services revenue and $1.0 million of overages.

•

Non-GAAP loss from operations is expected to be in the range of ($1.3) million to ($0.3) million, which excludes stock-based compensation of approximately $3.4 million, the amortization of acquired intangible assets of approximately $1.0 million, and restructuring expense of approximately $2.0 million.

•

Adjusted EBITDA is expected to be in the range of $1.8 million to $2.8 million, which excludes stock-based compensation of approximately $3.4 million, the amortization of acquired intangible assets of approximately $1.0 million, restructuring expense of approximately $2.0 million, depreciation expense of approximately $3.0 million, and other (income) expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net loss per diluted share is expected to be ($0.04) to ($0.01), which excludes stock-based compensation of approximately $3.4 million, the amortization of acquired intangible assets of approximately $1.0 million, restructuring expense of approximately $2.0 million, and assumes approximately 43.1 million weighted-average shares outstanding.

Full Year 2023 Guidance:

•	Revenue is expected to be in the range of $204.0 million to $209.0 million, including approximately $8.8 million of professional services revenue and $4.4 million of overages.

•

Non-GAAP income from operations is expected to be in the range of $3.0 million to $6.0 million, which excludes stock-based compensation of approximately $13.9 million, the amortization of acquired intangible assets of approximately $4.1 million, merger-related expense of approximately $0.1 million, and restructuring expense of $2.4 million.

•

Adjusted EBITDA is expected to be in the range of $16.0 million to $19.0 million, which excludes stock-based compensation of approximately $13.9 million, the amortization of acquired intangible assets of approximately $4.1 million, merger-related expense of approximately $0.1 million, restructuring expense of $2.4 million, depreciation expense of approximately $13.2 million, and other (income) expense and the provision for income taxes of approximately $1.8 million.

•

Non-GAAP earnings per diluted share is expected to be $0.03 to $0.10, which excludes stock-based compensation of approximately $13.9 million, the amortization of acquired intangible assets of approximately $4.1 million, merger-related expense of approximately $0.1 million, restructuring expense of $2.4 million, and assumes approximately 43.4 million weighted-average shares outstanding.

Earnings Stream Information:

Brightcove earnings will be streamed on May 3, 2023, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available on Brightcove’s Investor page for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 60 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on Twitter, LinkedIn, and Facebook. Visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter and full year 2023, our position to execute on our growth strategy, the effects of our restructuring efforts, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including on our business operations and broader conditions, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; our reduction in force, including risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect the Company’s internal programs and the Company’s ability to recruit and train skilled and motivated personnel, and may be distracting to employees and management; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA, non-GAAP diluted net income (loss) per share, and revenue and adjusted EBITDA on a constant currency basis. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related and restructuring expenses, restructuring and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related and restructuring expenses, restructuring and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition and restructuring expenses include primarily cash severance costs. Revenue and adjusted EBITDA on a constant currency basis reflect our revenues and adjusted EBITDA using exchange rates used for Brightcove’s Fiscal Year 2023 outlook on Brightcove’s press release on February 23, 2023. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$12,478	$31,894
Accounts receivable, net of allowance	40,623	26,004
Prepaid expenses and other current assets	21,299	19,422

Total current assets	74,400	77,320
Property and equipment, net	42,155	39,677
Operating lease right-of-use asset	18,025	18,671
Intangible assets, net	9,261	10,279
Goodwill	74,859	74,859
Other assets	6,750	7,007

Total assets	$225,450	$227,813

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,014	$11,326
Accrued expenses	21,692	26,877
Operating lease liability	4,218	4,157
Deferred revenue	71,537	61,597

Total current liabilities	110,461	103,957
Operating lease liability, net of current portion	19,740	20,528
Other liabilities	959	981

Total liabilities	131,160	125,466

Stockholders’ equity:
Common stock	43	42
Additional paid-in capital	318,293	314,825
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,405)	(1,593)
Accumulated deficit	(221,770)	(210,056)

Total stockholders’ equity	94,290	102,347

Total liabilities and stockholders’ equity	$225,450	$227,813

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription and support revenue	$47,102	$51,601
Professional services and other revenue	1,961	1,778

Total revenue	49,063	53,379
Cost of revenue: (1) (2)
Cost of subscription and support revenue	18,265	16,982
Cost of professional services and other revenue	2,002	1,998

Total cost of revenue	20,267	18,980

Gross profit	28,796	34,399

Operating expenses: (1) (2)
Research and development	9,866	8,237
Sales and marketing	19,465	18,288
General and administrative	10,064	8,089
Merger-related	145	594
Other expense	—	1,149

Total operating expenses	39,540	36,357

Loss from operations	(10,744)	(1,958)
Other expense, net	(543)	(387)

Loss before income taxes	(11,287)	(2,345)
Loss (benefit) from provision for income taxes	427	(708)

Net loss	$(11,714)	$(1,637)

Net loss per share—basic and diluted
Basic	$(0.28)	$(0.04)
Diluted	(0.28)	(0.04)

Weighted-average shares—basic and diluted
Basic	42,528	41,436
Diluted	42,528	41,436

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$138	$109
Cost of professional services and other revenue	100	119
Research and development	688	722
Sales and marketing	1,169	943
General and administrative	1,448	1,337
Other expense	—	249

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$601	$404
Sales and marketing	416	413

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(11,714)	$(1,637)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,949	2,061
Stock-based compensation	3,543	3,479
Provision for reserves on accounts receivable	67	106
Changes in assets and liabilities:
Accounts receivable	(14,713)	(3,802)
Prepaid expenses and other current assets	(986)	(1,550)
Other assets	314	54
Accounts payable	956	347
Accrued expenses	(3,999)	(1,980)
Operating leases	(81)	705
Deferred revenue	10,032	1,527

Net cash used in operating activities	(12,632)	(690)

Investing activities
Cash paid for acquisition, net of cash acquired	—	(13,176)
Purchases of property and equipment, net of returns	(952)	(1,884)
Capitalization of internal-use software costs	(3,930)	(2,882)

Net cash used in investing activities	(4,882)	(17,942)

Financing activities
Proceeds from exercise of stock options	—	100
Deferred acquisition payments	(1,700)	—
Other financing activities	(225)	—

Net cash (used in) provided by financing activities	(1,925)	100

Effect of exchange rate changes on cash and cash equivalents	23	(502)

Net decrease in cash and cash equivalents	(19,416)	(19,034)
Cash and cash equivalents at beginning of period	31,894	45,739

Cash and cash equivalents at end of period	$12,478	$26,705

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP (Loss) Income From Operations, Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
GROSS PROFIT:
GAAP gross profit	$28,796	$34,399
Stock-based compensation expense	238	228
Amortization of acquired intangible assets	601	404
Restructuring	—	—

Non-GAAP gross profit	$29,635	$35,031

(LOSS) INCOME FROM OPERATIONS:
GAAP loss from operations	$(10,744)	$(1,958)
Stock-based compensation expense	3,543	3,230
Amortization of acquired intangible assets	1,017	817
Merger-related	145	594
Restructuring	427	—
Other expense	—	1,149

Non-GAAP (loss) income from operations	$(5,612)	$3,832

NET (LOSS) INCOME:
GAAP net loss	$(11,714)	$(1,637)
Stock-based compensation expense	3,543	3,230
Amortization of acquired intangible assets	1,017	817
Merger-related	145	594
Restructuring	427	—
Other expense	—	1,149

Non-GAAP net (loss) income	$(6,582)	$4,153

GAAP diluted net loss per share	$(0.28)	$(0.04)

Non-GAAP diluted net (loss) income per share	$(0.15)	$0.10

Shares used in computing GAAP diluted net loss per share	42,528	41,436
Shares used in computing Non-GAAP diluted net income per share	42,528	41,852

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2023	2022
Net loss	$(11,714)	$(1,637)
Other expense, net	543	387
Loss (benefit) from income taxes	427	(708)
Depreciation and amortization	3,949	2,061
Stock-based compensation expense	3,543	3,230
Merger-related	145	594
Restructuring	427	—
Other expense	—	1,149

Adjusted EBITDA	$(2,680)	$5,076

Brightcove Inc.

Reconciliation of Revenue on a Constant Currency Basis and Calculation of Adjusted EBITDA on a Constant Currency Basis

(in thousands)

Three Months Ended March 31,
2023
Total revenue	$49,063
Constant currency adjustment	(144)

Total revenue on a constant currency basis	$48,919

Three Months Ended March 31,
2023
Adjusted EBITDA	$(2,680)
Constant currency adjustment	(32)

Adjusted EBITDA on a constant currency basis	$(2,712)